IMPERIAL HOLLY CORPORATION
                         BENEFIT RESTORATION PLAN

            (As Amended and Restated Effective August 1, 1994)


               Imperial Holly Corporation, a Texas corporation (the "Company"), hereby amends, restates and continues the Imperial Holly Corporation Benefit Restoration Plan, as amended and restated August 1, 1990, in the form of the amended and restated Imperial Holly Corporation Benefit Restoration Plan, effective August 1, 1994, as follows:

                                 ARTICLE I
                             NAME AND PURPOSE

               1.1 NAME. The name of the Plan is the Imperial Holly Corporation Benefit Restoration Plan (the "Plan"). This Plan will be maintained as an unfunded pension plan for the benefit of a select group of management employees within the meaning of Department of Labor Regulations,
Section 2520.104-23, promulgated under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

               1.2 PURPOSE. Section 415 of the Internal Revenue Code of 1986, as amended ("Section 415"), imposes limitations on the amount of retirement benefits which may be paid to certain Employees of the Company and its participating subsidiaries under the Imperial Holly Corporation Retirement Plan, as amended and restated effective February 29, 1988, and as thereafter amended from time to time (the "Retirement Plan"). Effective January 1, 1989, Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, limits the annual compensation of each participating Employee which may be taken into account in computing benefits under the Retirement Plan for any Plan Year. The purpose of this Plan is to provide additional benefits to Participants whose retirement benefits under the Retirement Plan are
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reduced, curtailed or otherwise limited as a result of the limitations imposed by Section 415 and/or Section 401(a)(17).

                                ARTICLE II
                       DEFINITIONS AND CONSTRUCTION

               2.1 DEFINITIONS. For purposes of this Plan the following definitions shall be applicable:

               (a) "Employee" shall mean any person who is regularly employed on a salaried basis by the Company or by a Subsidiary, including, but not limited to, any employee who is also an officer or director of the Company or of a Subsidiary.

               (b) "Participant" shall mean an Employee who is designated as a Participant under the provisions of Article III and who is entitled to a benefit under the provisions of Article IV of the Plan.

               (c) "Company" shall mean Imperial Holly Corporation.

               (d) "Subsidiary" shall mean a corporation, eighty percent (80%) or more of whose stock is owned (directly or through another Subsidiary) by Imperial Holly Corporation.

               (e) "Board of Directors" shall mean the Board of Directors of Imperial Holly Corporation.

               (f) "Change in Control" shall mean a change in control of
        the Company which shall be deemed to have occurred if any of the following shall have taken place: (a) a change in control is reported by the Company in response to either Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Exchange Act") or Item 1 of Form 8-K promulgated under the Exchange Act; (b) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
        Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company's then outstanding securities; or (c)
        following the election or removal of directors, a majority of the Board of Directors consists of individuals who were not members of the Board of Directors two years before such election or removal, unless the election of each director who was not a director at the beginning of such two-year period has been
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        approved in advance by directors representing at least a majority of the directors then in office who were directors at the beginning of the two-year period.

               (g) "Committee" shall mean the Executive Compensation Committee designated as such from time to time by the Board of Directors.

               (h) "Participating Employer" shall mean the Company and each Subsidiary which shall be designated by the Board of Directors of the Company as a Participating Employer pursuant to Article VII.

               (i) "Prior Benefit Restoration Agreements" shall mean the Benefit Restoration Agreements amending and restating the three letter agreements, dated June 29, 1983, which provided supplemental retirement and death benefits to Roy E. Henderson, I. H. Kempner, III and James R. Skiles, respectively, and the Benefit Restoration Agreements in favor of Roger W. Hill and James C.
        Kempner.

               (j) "Compensation" shall mean the amount of a Participant's base salary which was authorized by the Compensation Committee and any bonuses and commissions which are actually paid to him by the Company, but shall exclude any other items of compensation that are paid to such Participant.

               2.2 GENDER AND NUMBER. Except when otherwise indicated by the context, any masculine terminology used in this Plan shall also include the feminine gender, and the definition of any term in the singular shall also include the plural.

               2.3 SEVERABILITY. In the event any provision of this Plan shall be held invalid or illegal for any reason, any illegality or invalidity shall not affect the remaining provisions of this Plan, but this Plan shall be construed and enforced as if the illegal or invalid provision had never been inserted, and the Company shall have the privilege and opportunity to correct and remedy such questions of illegality or invalidity by amendment as provided in this Plan.

               2.4 PLAN NOT AN EMPLOYMENT CONTRACT. This Plan is not an employment contract. It does not give any person the right to be continued in employment, and all employees remain subject to change of salary, transfer, change of job, discipline, layoff, discharge, or any other change of employment status.
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                                ARTICLE III
                               PARTICIPATION

               3.1 PRIOR PARTICIPANTS. Each of the Employees of the Company identified in Section 2.1(i), with whom the Company has entered into a Prior Benefit Restoration Agreement, shall become a Participant in this Plan, as amended from and after August 1, 1994, and the Company's obligations under the Prior Benefit Restoration Agreements are amended, restated and continued by this Plan.

               3.2 NEW PARTICIPANTS. Any officer or management Employee of the Company or of another Participating Employer shall become a Participant in this Plan, as of a date designated by the Committee, when selected as a Participant by the Committee and approved by the Board of Directors.

                                ARTICLE IV
                                 BENEFITS

               4.1 RETIREMENT PLAN RESTORATION BENEFIT. When a Participant's retirement benefit commences (or would have commenced except for the lack of vesting, if applicable) or a death benefit payable with respect to a Participant commences under the Retirement Plan, the Company will calculate the single-sum value of his Retirement Plan Restoration Benefit, which shall equal the excess of the amount of the retirement benefit or death benefit, as the case may be, which would have been payable under the Retirement Plan but for the limitations imposed by Section 415 or
Section 401(a)(17) and the lack of vesting, if applicable, over the amount of the retirement benefit or death benefit payable under the Retirement Plan.
               The retirement benefit or death benefit to be considered in computing the Retirement Plan Restoration Benefit shall exclude that portion of the retirement benefit or the
                                    -4-

death benefit (available if the limitations of Section 415 and/or Section 401(a)(17) were not applicable to the Participant) which is attributable to any compensation (as such term is defined under the Retirement Plan) which would not be considered Compensation under this Plan. The term "retirement benefit" includes benefits payable from the Retirement Plan because of a Participant's disability or vested termination of employment.

               4.2    FORM OF PAYMENT AND COMMENCEMENT DATE.

               (a) FORM OF PAYMENT. The form of Retirement Plan Restoration Benefit provided under this Plan shall be the paid in the form of a lump sum cash payment. Such single sum value of the Retirement Plan Restoration Benefit shall be determined by applying a 5.5% interest assumption and such other actuarial assumptions as are then being utilized under the Retirement Plan to determine actuarially equivalent benefits to the form of payment chosen by the Participant under the Retirement Plan.

               (b) PAYMENT DATE. The lump sum payment of the Retirement Plan Restoration Benefit payable under this Plan shall be made within thirty days after the Participant's retirement, death or other termination of employment with the Company or another Participating Employer.

               4.3 VESTING. A Participant shall become vested in the Retirement Plan Restoration Benefits payable under Section 4.1 at the same time as any such retirement benefits would have become vested under the Retirement Plan or upon a Change in Control of the Company. Notwithstanding the provisions of this paragraph 4.3, the Committee may authorize the Company to enter into a Benefit Restoration Agreement with any specific Participant which provides for full vesting of benefits under this Plan regardless of vesting under the Retirement Plan.

               4.4 DEATH BENEFITS. No death benefit shall be paid under this Plan except as provided in this Section 4.4. A death benefit shall be payable to a surviving spouse or other designated beneficiary of the Participant if a death benefit is payable to such person under the
                                    -5-

death benefit provisions of the Retirement Plan. The amount of such death benefit shall be determined under Section 4.1, and such death benefit shall be payable in a lump sum at the time provided in Section 4.2(b). The designated beneficiary of a Participant under the Retirement Plan shall be the designated beneficiary of the Participant under this Plan.

               4.5 CHANGE IN CONTROL BENEFITS. Upon a "Change in Control" of the Company, the Retirement Plan Restoration Benefits of each active Employee shall become fully vested and shall be payable in a lump sum upon the subsequent termination of employment of the Employee in an amount equal to the present value of such unpaid benefits payable to the Employee discounted at 5.5% per annum.

               Notwithstanding other provisions of this Section 4.5, the aggregate present value of all parachute payments payable to or for the benefit of a Participant in the Plan, whether payable pursuant to the Plan or otherwise, shall be limited to three times the Participant's base amount less one dollar and, to the extent necessary, the acceleration of vesting and payment of benefits under this Plan shall be reduced by the Company in order that this limitation not be exceeded. For purposes of this Section 4.5, the terms "parachute payment," "base amount" and "present value" shall have the meanings assigned thereto under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). It is the intention of this
Section 4.5 to avoid excise taxes on the Participant under Section 4999 of the Code or the disallowance of a deduction to the Company pursuant to
Section 280G of the Code.

               4.6 FUNDING. All amounts paid under this Plan shall be paid in cash from the general assets of the Company or from an Executive
Benefits Trust established by the Company. Benefits payable by the Company may be reflected on the accounting records of the Company but no Employee shall have any right, title, or interest whatsoever in or to any investment
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reserves or accounts that the Company may establish or accumulate to aid in providing the benefits described in this Plan. The rights of an Employee, or his Beneficiary or estate, to benefits under the Executive Benefits
Trust shall be solely those of an unsecured creditor.

               4.7 TAX WITHHOLDING. The Company may withhold from payments under this Plan any federal, state, or local taxes required by law to be withheld with respect to such payments.

               4.8 EFFECT ON OTHER PLANS. Amounts accrued or paid under this Plan shall not be considered compensation for the purpose of the Company's Retirement Plan, or any other pension plan or life insurance plans of the Company or a Participating Employer.

               4.9 NONALIENATION OF BENEFITS. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same will be void. No right or benefit hereunder shall be in any manner payable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits.

                                 ARTICLE V
                              ADMINISTRATION

               5.1 ADMINISTRATION. The Plan shall be administered, construed and interpreted by the Executive Compensation Committee of the Board of Directors (the "Committee"). The determinations by the Committee of the Employees who are eligible to be Participants in the Plan, the selection of Participants from eligible Employees, the computation of the amounts of their benefits under the Plan, and the construction and interpretation by the Committee of any provision of the Plan, shall be final, conclusive and binding upon all parties, including the Company, its stockholders and its employees.
                                    -7-

               5.2 EXPENSES. The expenses of administering this Plan shall be borne by the Company.

               5.3 INDEMNIFICATION AND EXCULPATION. The members of the Committee, its agents, officers, directors and employees of the Company and other Participating Employers and their affiliates, shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred by them in connection with or resulting from any claim, action, suit, or proceeding to which they may be a party or in which they may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by them in settlement (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit or proceeding. The foregoing provision shall not be applicable to any person if the loss, cost, liability or expense is due to such person's gross negligence or willful misconduct.

                                ARTICLE VI
                     MERGER, AMENDMENT AND TERMINATION

               6.1 MERGER, CONSOLIDATION OR ACQUISITION. In the event of a merger, consolidation, or acquisition where the Company is not the surviving corporation, the successor or acquiring corporation shall assume, continue and carry on the Plan in the same manner and subject to the same rights and obligations as the Company would have had if the merger, consolidation or acquisition had not taken place.

               6.2 AMENDMENT AND TERMINATION. The Directors of the Company may amend, modify, or terminate this Plan at any time. In the event of a termination of the Plan pursuant to this Section 6.2, unpaid benefits shall continue to be an obligation of the Company and shall be paid as scheduled.
                                    -8-

                                ARTICLE VII
                          PARTICIPATING EMPLOYERS

               7.1 DESIGNATION PROCEDURE. The Board of Directors of the Company may designate any Subsidiary as a Participating Employer in order that its Employees may be selected as Participants under the Plan. Each such Participating Employer shall assume no liability as a result of such appointment and the Company shall have the obligation to pay all benefits provided by this Plan, including benefits payable to Participants who are Employees of other Participating Employers.

               7.2 TERMINATION OF PARTICIPATING EMPLOYER. The Board of Directors of the Company may terminate the designation of any Subsidiary as a Participating Employer by giving ninety (90) days' notice in writing of such termination to the Subsidiary, but such termination shall not reduce the benefits payable hereunder to any Employee of the Subsidiary.

                               ARTICLE VIII
                         MISCELLANEOUS PROVISIONS

               8.1 BINDING EFFECT. The benefits and obligations under this Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns, and each Participant, his spouse, heirs, executors, administrators and legal representatives.

              8.2 APPLICABLE LAW. This Plan shall be construed in accordance with and governed by the law of the State of Texas.

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               IN WITNESS WHEREOF, the Company has caused this Plan to be executed by its duly authorized officers this 29th day of September, 1994, but effective August 1, 1994.

                                            IMPERIAL HOLLY CORPORATION



                                            By
                                            James C. Kempner
                                            President & Chief Executive Officer

ATTEST:

W. F. SCHWER
W. F. Schwer

Secretary

[SEAL]